Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of New Source Energy Partners L.P. (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kristian B. Kos, Chairman and Chief Executive Officer of New Source Energy GP, LLC, the general partner of New Source Energy Partners L.P., and Richard D. Finley, Chief Financial Officer of New Source Energy GP, LLC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

 Date: March 20, 2015

/s/ Kristian B. Kos
By:	Kristian B. Kos
Title:	Chairman and Chief Executive Officer
New Source Energy GP, LLC
(as general partner of New Source Energy Partners L.P.)

Date: March 20, 2015

/s/ Richard D. Finley
By:	Richard D. Finley
Title:	Chief Financial Officer
New Source Energy GP, LLC
(as general partner of New Source Energy Partners L.P.)